Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2025 Results
RESTON, Va., March 17, 2026 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2025.
"Our full-year 2025 results reflect solid progress in key strategic areas of our business. We delivered strong double-digit growth in our local TV and cross-platform business lines, both of which helped drive revenue growth year over year," said Jon Carpenter, CEO. "We are pleased with the progress the team has made, and with the recapitalization transaction behind us, we can now focus on unlocking value through strategic transformation that will enable Comscore's cross-platform capabilities to become the standard for modern measurement."
FY 2025 Business and Financial Highlights
•Revenue for 2025 was $357.5 million compared to $356.0 million in 2024
◦24% growth in cross-platform solutions, driven by Proximic and CCR and continued adoption of our cross-platform content measurement offering
◦Double-digit growth in local TV driven by key renewals and new business
•Net loss of $10.0 million compared to $60.2 million in 2024, primarily resulting from a non-cash goodwill impairment charge in 2024
•Adjusted EBITDA1 of $42.0 million compared to $41.0 million in 2024
•Closed pivotal recapitalization transaction with preferred stockholders, eliminating the $18.0 million annual dividend burden and the preferred stockholders' right to a special dividend of at least $47.0 million, enhancing alignment between common and preferred stockholders
Q4 2025 Financial Highlights
•Revenue for the fourth quarter was $93.5 million compared to $94.9 million in Q4 2024
•Net income of $3.0 million compared to $3.1 million in Q4 2024
•Adjusted EBITDA of $14.7 million compared to $14.2 million in Q4 2024
2026 Financial Outlook
•Q1 2026 revenue expected to be roughly flat compared to Q1 2025
•Full-year revenue and adjusted EBITDA performance expected to follow similar trends to 2025
•Updated outlook to be provided on the next earnings call
Fourth Quarter Summary Results
Revenue in the fourth quarter was $93.5 million, down 1.5% from $94.9 million in Q4 2024. Content & Ad Measurement revenue declined 2.7% compared to the prior-year quarter, driven by lower revenue from our syndicated audience offerings (primarily related to our national TV and syndicated digital products), partially offset by an increase in our cross-platform revenue, which grew 9.6% over Q4 2024. Research & Insight Solutions revenue increased 5.3% from Q4 2024, primarily due to new business from our consumer brand health products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $86.3 million for the quarter, down 4.4% compared to $90.3 million in Q4 2024, primarily due to lower employee compensation and data costs, partially offset by higher royalty and reseller costs.
Net income for the quarter was $3.0 million, compared to $3.1 million in Q4 2024, resulting in net income margins of 3.2% and 3.3% of revenue, respectively. After accounting for dividends on our convertible preferred stock and the deemed
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "Fourth Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release.

contribution recognized as part of the recapitalization transaction, income per share attributable to common shares in Q4 2025 was $6.40, compared to loss per share attributable to common shares of $(0.27) in Q4 2024.
Non-GAAP adjusted EBITDA for the quarter was $14.7 million, compared to $14.2 million in Q4 2024, resulting in adjusted EBITDA margins of 15.7% and 15.0%, respectively. Due to volatility in foreign currency exchange rates (FX), in the first quarter of 2025 we modified our adjusted EBITDA metric (as well as comparable prior periods) to exclude the impact of foreign currency transactions. Beginning in the third quarter of 2025 (and for comparable prior periods), we also modified this metric to exclude certain costs related to our consideration of strategic alternatives, including the strategic review that culminated in the recapitalization transaction we closed in Q4 2025. As revised, adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, strategic transaction costs, change in fair value of contingent consideration liability, gain/loss from foreign currency transactions and other items as presented in the accompanying tables.
Full-Year Summary Results
Revenue for 2025 was $357.5 million, up 0.4% compared to $356.0 million in 2024. Content & Ad Measurement revenue increased 1.0% compared to 2024, largely driven by higher revenue from our cross-platform offerings, which grew 24.4% over 2024, and growth in local TV. This growth was partially offset by a decrease in revenue from our syndicated audience offerings, primarily related to our national TV and syndicated digital products. Research & Insight Solutions revenue decreased 3.1% from 2024, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $350.4 million, up 1.0% compared to $347.1 million in 2024, primarily due to higher employee compensation, royalties and reseller costs, and panel costs, partially offset by lower data costs.
Net loss for the year was $10.0 million, compared to $60.2 million in 2024, resulting in net loss margins of 2.8% and 16.9% of revenue, respectively. Included in net loss for 2024 was a non-cash impairment charge of $63.0 million related to goodwill. After accounting for dividends on our convertible preferred stock and the deemed contribution recognized as part of the recapitalization transaction, income per share attributable to common shares in 2025 was $4.30, compared to loss per share attributable to common shares of $(15.53) in 2024.
Non-GAAP adjusted EBITDA for the year was $42.0 million compared to $41.0 million in 2024, resulting in adjusted EBITDA margins of 11.8% and 11.5%, respectively.
Balance Sheet and Liquidity
As of December 31, 2025, cash, cash equivalents and restricted cash totaled $26.8 million, including $3.2 million in restricted cash. Outstanding debt principal under our senior secured term loan was $44.6 million. We had no outstanding borrowings under our revolving credit facility as of December 31, 2025, with a remaining borrowing capacity of $15.0 million.
On December 29, 2025, we completed a recapitalization transaction with our preferred stockholders (Charter Communications, Liberty Broadband Corporation, and an affiliate of Cerberus Capital Management) in which each preferred stockholder exchanged all of its shares of Series B preferred stock for shares of common stock and a new Series C preferred stock. The transaction implied the exchange of (i) $80.8 million of existing liquidation preference for common stock at an effective price of $8.19 per share, a nearly 50% premium to the 90-day VWAP of $5.465 per share as of the transaction signing date (September 26, 2025), and (ii) $183.7 million of remaining liquidation preference for Series C preferred stock at a price of $14.50 per share. The new preferred stock is convertible into common stock at an initial rate of 1:1 and will pay no annual dividends. The transaction also eliminated the preferred stockholders' previous right to a special dividend of at least $47.0 million and reduced their director designation rights, among other things, enhancing alignment between common and preferred stockholders. As a result of the transaction, annualized cash compensation for our board of directors was reduced by more than 20%, incremental to recent reductions in equity compensation.
2026 Outlook
Based on current trends and expectations, we expect to see continued double-digit revenue growth from our cross-platform offerings in 2026, which should offset the declines we anticipate from our national TV and syndicated digital products. As such, we expect revenue in the first quarter of 2026 to be roughly flat compared to Q1 2025. Following the recapitalization transaction we closed in Q4 2025, we are now in a better position to evaluate additional strategic actions with the potential to further streamline our capital structure, enhance our financial profile, unlock growth and simplify our business. We plan to provide an update on our progress, along with our outlook for the rest of the year, on our next earnings call.
Conference Call Information for Today, Tuesday, March 17, 2026 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, March 17, 2026, at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With an unmatched data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue in Q1 2026, our full-year 2026 performance and financial trends, revenue drivers and growth opportunities, future value creation and strategic transformation, customer adoption of our measurement products, the expected benefits of our recent recapitalization transaction, plans for our next earnings call, and our consideration of additional strategic actions and their potential benefits, including benefits with respect to our capital structure, financial profile, growth and business simplification. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships and contracts; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving trade policies and privacy and regulatory standards; product adoption rates; the availability and desirability of additional strategic actions; developments in pending or potential legal matters; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
(917) 213-2032
Press@comscore.com

Investors
Jackie Marcus or Nick Nelson
Alpha IR Group
(617) 466-9257
Investor@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$23,621	$29,937
Restricted cash	3,179	3,531
Accounts receivable, net of allowances of $496 and $462, respectively	57,260	64,266
Prepaid expenses and other current assets	12,210	10,323
Total current assets	96,270	108,057
Property and equipment, net	43,714	47,116
Operating right-of-use assets	8,565	13,173
Deferred tax assets	3,154	2,624
Intangible assets, net	2,529	5,058
Goodwill	248,636	246,010
Other non-current assets	4,841	8,209
Total assets	$407,709	$430,247
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$16,956	$16,471
Accrued expenses	44,879	35,013
Contract liabilities	36,575	45,464
Accrued dividends	—	8,962
Customer advances	7,605	9,566
Current operating lease liabilities	8,783	8,598
Other current liabilities	8,093	7,230
Total current liabilities	122,891	131,304
Secured term loan	39,297	40,718
Non-current operating lease liabilities	6,238	14,805
Non-current portion of accrued data costs	24,917	33,551
Deferred tax liabilities	1,997	891
Non-current payable to preferred stockholders	4,457	—
Other non-current liabilities	6,751	9,771
Total liabilities	206,548	231,040
Commitments and contingencies
Series C convertible redeemable preferred stock, $0.001 par value; 12,670,863 shares authorized, issued and outstanding as of December 31, 2025; no shares authorized, issued and outstanding as of December 31, 2024; aggregate liquidation preference of $183,728 as of December 31, 2025 and zero as of December 31, 2024	89,722	—
Series B convertible redeemable preferred stock, $0.001 par value; no shares authorized, issued and outstanding as of December 31, 2025; 100,000,000 shares authorized and 95,784,903 shares issued and outstanding as of December 31, 2024; aggregate liquidation preference of zero as of December 31, 2025 and $245,732 as of December 31, 2024	—	207,470
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 1,329,137 shares authorized as of December 31, 2025 and 5,000,000 shares authorized as of December 31, 2024; no shares issued or outstanding as of December 31, 2025 or 2024	—	—
Common stock, 0.001 par value; 46,000,000 shares authorized as of December 31, 2025 and 13,750,000 shares authorized as of December 31, 2024; 15,214,378 shares issued and 14,876,139 shares outstanding as of December 31, 2025, and 5,228,814 shares issued and 4,890,575 shares outstanding as of December 31, 2024	15	5
Additional paid-in capital	1,781,265	1,714,052
Accumulated other comprehensive loss	(9,862)	(18,068)
Accumulated deficit	(1,429,995)	(1,474,268)
Treasury stock, at cost, 338,239 shares as of December 31, 2025 and 2024	(229,984)	(229,984)
Total stockholders' equity (deficit)	111,439	(8,263)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$407,709	$430,247

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2025	2024	2023
Revenues	$357,469	$356,047	$371,343

Cost of revenues (1) (2)	212,761	208,708	205,580
Selling and marketing (1) (2)	59,902	57,622	63,322
Research and development (1) (2)	30,174	33,066	33,701
General and administrative (1) (2)	47,594	47,679	51,192
Amortization of intangible assets	2,529	3,057	5,213
Impairment of goodwill	—	63,000	78,200
Impairment of right-of-use and long-lived assets	—	1,397	1,502
Restructuring	—	1,027	6,234
Total expenses from operations	352,960	415,556	444,944
Income (loss) from operations	4,509	(59,509)	(73,601)
(Loss) gain from foreign currency transactions	(5,892)	1,417	(2,824)
Interest expense, net	(6,693)	(1,883)	(1,445)
Other income, net	—	651	42
Loss before income taxes	(8,076)	(59,324)	(77,828)
Income tax provision	(1,928)	(924)	(1,533)
Net loss	$(10,004)	$(60,248)	$(79,361)
Net income (loss) available:
Net loss	$(10,004)	$(60,248)	$(79,361)
Convertible redeemable preferred stock dividends	(18,767)	(17,600)	(16,270)
Preferred stockholders' deemed contribution (3)	73,044	—	—
Total net income (loss) available	$44,273	$(77,848)	$(95,631)

Net income (loss) available to common stockholders	$22,569	$(77,848)	$(95,631)

Net income (loss) per common share:
Basic	$4.30	$(15.53)	$(19.88)
Diluted	$4.25	$(15.53)	$(19.88)
Weighted-average number of shares used in per share calculation - common stock:
Basic	5,247,356	5,014,049	4,811,233
Diluted	5,307,608	5,014,049	4,811,233
Comprehensive loss:
Net loss	$(10,004)	$(60,248)	$(79,361)
Other Comprehensive income (loss):
Foreign currency cumulative translation adjustment	8,206	(3,958)	1,830
Total comprehensive loss	$(1,798)	$(64,206)	$(77,531)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2025	2024	2023
Cost of revenues	$442	$221	$533
Selling and marketing	359	126	380
Research and development	264	161	411
General and administrative	1,592	2,683	3,211
Total stock-based compensation expense	$2,657	$3,191	$4,535
(3) This amount represents the deemed contribution recognized as part of the recapitalization transaction closed in the fourth quarter of 2025.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2025	2024	2023
Operating activities:
Net loss	$(10,004)	$(60,248)	$(79,361)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	23,745	22,087	19,778
Unrealized foreign currency loss	5,167	—	—
Non-cash operating lease expense	4,976	5,240	5,456
Amortization expense of finance leases	3,713	3,651	1,929
Stock-based compensation expense	2,657	3,191	4,535
Amortization of intangible assets	2,529	3,057	5,213
Deferred tax provision (benefit)	818	(841)	(35)
Impairment of goodwill	—	63,000	78,200
Impairment of right-of-use and long-lived assets	—	1,397	1,502
Other	2,658	1,339	2,248
Changes in operating assets and liabilities:
Accounts receivable	6,632	(1,649)	4,781
Prepaid expenses and other assets	(2,981)	1,987	2,185
Accounts payable, accrued expenses, and other liabilities	2,782	(10,570)	(4,121)
Contract liabilities and customer advances	(11,378)	(4,739)	(5,517)
Operating lease liabilities	(8,578)	(8,798)	(7,867)
Net cash provided by operating activities	22,736	18,104	28,926

Investing activities:
Capitalized internal-use software costs	(22,429)	(23,249)	(22,206)
Purchases of property and equipment	(956)	(813)	(1,580)
Net cash used in investing activities	(23,385)	(24,062)	(23,786)

Financing activities:
Proceeds from insurance financing	2,270	2,118	—
Proceeds from secured term loan	—	45,000	—
Payments of line of credit	—	(16,000)	—
Principal payments of term loan	(450)	—	—
Payments of financing and debt issuance costs	(559)	(4,551)	—
Contingent consideration payment at initial value	(859)	(3,704)	(1,037)
Payment of preferred stock and common stock issuance costs	(1,352)	—	—
Principal payments on insurance financing	(2,108)	(2,122)	—
Principal payments on finance leases	(3,931)	(2,852)	(2,066)
Other	(6)	(266)	(291)
Net cash (used in) provided by financing activities	(6,995)	17,623	(3,394)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	976	(1,133)	748
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,668)	10,532	2,494
Cash, cash equivalents and restricted cash at beginning of period	33,468	22,936	20,442
Cash, cash equivalents and restricted cash at end of period	$26,800	$33,468	$22,936

	As of December 31,
	2025	2024	2023
Cash and cash equivalents	$23,621	$29,937	$22,750
Restricted cash	3,179	3,531	186
Total cash, cash equivalents and restricted cash	$26,800	$33,468	$22,936

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified. Beginning in 2025 and for comparable prior periods, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described above.

	Years Ended December 31,
	2025	2024	2023
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(10,004)	$(60,248)	$(79,361)

Depreciation	23,745	22,087	19,778
Interest expense, net	6,693	1,883	1,445
Amortization expense of finance leases	3,713	3,651	1,929
Amortization of intangible assets	2,529	3,057	5,213
Income tax provision	1,928	924	1,533
EBITDA	28,604	(28,646)	(49,463)

Adjustments:
Loss (gain) from foreign currency transactions	5,892	(1,417)	2,824
Stock-based compensation expense	2,657	3,191	4,535
Transformation costs (1)	2,860	1,547	1,283
Amortization of cloud-computing implementation costs	1,426	1,420	1,439
Strategic transaction costs (2)	596	43	266
Impairment of goodwill	—	63,000	78,200
Impairment of right-of-use and long-lived assets	—	1,397	1,502
Restructuring	—	1,027	6,234
Other (3)	—	(574)	301
Non-GAAP adjusted EBITDA	$42,035	$40,988	$47,121
Net loss margin (4)	(2.8)%	(16.9)%	(21.4)%
Non-GAAP adjusted EBITDA margin (5)	11.8%	11.5%	12.7%
(1) Transformation costs represent: (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(2) Strategic transaction costs represent third-party professional fees and other charges incurred in connection with strategic transactions, including mergers, acquisitions, financings and dispositions, regardless of whether consummated, which we otherwise would not have incurred as part of our normal business operations.
(3) Adjustments to Other primarily reflect non-cash changes in the fair value of warrants liability included in other income, net and changes in the fair value of contingent consideration liability included in general and administrative expense on our Consolidated Statements of Operations and Comprehensive Loss.
(4) Net loss margin is calculated by dividing net loss by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(5) Non-GAAP Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2025	2024
Revenues	$93,465	$94,936

Cost of revenues (1) (2)	55,132	54,683
Selling and marketing (1) (2)	13,885	14,931
Research and development (1) (2)	7,068	8,654
General and administrative (1) (2)	10,197	12,016
Amortization of intangible assets	632	692
Restructuring	—	59
Total expenses from operations	86,914	91,035
Income from operations	6,551	3,901
Interest expense, net	(1,683)	(443)
(Loss) gain from foreign currency transactions	(482)	2,925
Income before income taxes	4,386	6,383
Income tax provision	(1,358)	(3,239)
Net income	$3,028	$3,144
Net income (loss) available:
Net income	$3,028	$3,144
Convertible redeemable preferred stock dividends	(4,863)	(4,538)
Preferred stockholders' deemed contribution (3)	73,044	—
Total net income (loss) available	$71,209	$(1,394)

Net income (loss) available to common stockholders	$35,684	$(1,394)

Net income (loss) per common share:
Basic	$6.40	$(0.27)
Diluted	$6.34	$(0.27)
Weighted-average number of shares used in per share calculation - common stock:
Basic	5,575,727	5,096,459
Diluted	5,624,917	5,096,459
Comprehensive income (loss):
Net income	$3,028	$3,144
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	616	(4,786)
Total comprehensive income (loss)	$3,644	$(1,642)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Stock-based compensation (benefit) expense is included in the line items above as follows:
	Three Months Ended December 31,
	2025	2024
Cost of revenues	$(173)	$103
Selling and marketing	(165)	55
Research and development	(103)	69
General and administrative	235	697
Total stock-based compensation (benefit) expense	$(206)	$924
(3) This amount represents the deemed contribution recognized as part of the recapitalization transaction closed in the fourth quarter of 2025.

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income and net income margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified. Beginning in 2025 and for comparable prior periods, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described above.

	Three Months Ended December 31,
	2025	2024
(In thousands)	(Unaudited)	(Unaudited)
GAAP net income	$3,028	$3,144

Depreciation	6,095	5,893
Interest expense, net	1,683	443
Income tax provision	1,358	3,239
Amortization expense of finance leases	919	960
Amortization of intangible assets	632	692
EBITDA	13,715	14,371

Adjustments:
Loss (gain) from foreign currency transactions	482	(2,925)
Amortization of cloud-computing implementation costs	355	345
Transformation costs (1)	311	1,472
Stock-based compensation (benefit) expense	(206)	924
Strategic transaction costs (2)	58	(6)
Restructuring	—	59
Non-GAAP adjusted EBITDA	$14,715	$14,240
Net income margin (3)	3.2%	3.3%
Non-GAAP adjusted EBITDA margin (4)	15.7%	15.0%
(1) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(2) Strategic transaction costs represent third-party professional fees and other charges incurred in connection with strategic transactions, including mergers, acquisitions, financings and dispositions, regardless of whether consummated, which we otherwise would not have incurred as part of our normal business operations.
(3) Net income margin is calculated by dividing net income by revenues reported on our Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.
(4) Non-GAAP Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Years Ended December 31,
(In thousands)	2025	% of Revenue	2024	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$253,932	70.9%	$260,654	73.2%	$(6,722)	(2.6)%
Cross-Platform	50,338	14.1%	40,470	11.4%	9,868	24.4%
Total Content & Ad Measurement	304,270	85.1%	301,124	84.6%	3,146	1.0%
Research & Insight Solutions	53,199	14.9%	54,923	15.4%	(1,724)	(3.1)%
Total revenues	$357,469	100.0%	$356,047	100.0%	$1,422	0.4%
(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $37.1 million in the year ended December 31, 2024 to $38.4 million in the year ended December 31, 2025.

	Three Months Ended December 31,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$63,255	67.7%	$66,823	70.4%	$(3,568)	(5.3)%
Cross-Platform	15,577	16.7%	14,218	15.0%	1,359	9.6%
Total Content & Ad Measurement	78,832	84.3%	81,041	85.4%	(2,209)	(2.7)%
Research & Insight Solutions	14,633	15.7%	13,895	14.6%	738	5.3%
Total revenues	$93,465	100.0%	$94,936	100.0%	$(1,471)	(1.5)%
(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.4 million in the fourth quarter of 2024 to $9.9 million in the fourth quarter of 2025.

	Three Months Ended (Unaudited)				Year Ended
(In thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025	% of Total 2025 Revenue
Content & Ad Measurement
Syndicated Audience	$63,504	$63,953	$63,220	$63,255	$253,932	70.9%
Cross-Platform	9,662	12,800	12,299	15,577	50,338	14.1%
Total Content & Ad Measurement	73,166	76,753	75,519	78,832	304,270	85.1%
Research & Insight Solutions	12,543	12,636	13,387	14,633	53,199	14.9%
Total revenues	$85,709	$89,389	$88,906	$93,465	$357,469	100.0%